BRF S.A.

Publicly Held Company

CNPJ Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON APRIL 25, 2017

1.            Date, Time and Place: Held on April 25, 2017, at 15:00 hours, in the office of BRF S.A. (“Company”) located at Avenida Engenheiro Billings, N° 1.729, Building 11, in São Paulo city, São Paulo state.

2.            Presiding Board: Chairman: Abílio dos Santos Diniz. Secretary: Larissa Brack.

3.            Summons and Presence: The meeting was duly called and held, in the presence of all full members of the Board of Directors, within the terms of article 21, paragraph 5° of the Bylaws of BRF S.A.: Messieurs Abilio dos Santos Diniz, Renato Proença Lopes, Aldemir Bendine, Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Vicente Falconi and Walter Fontana Filho.

4.            Agenda: (i) Approval of Form 20-F and (ii) Approval of the Annual Report - 2016.

5.            Resolutions: The members of the Board of Directors, unanimously and without reservations:

5.1         Approval of Form 20-F. In accordance with the recommendation of the Statutory Audit Committee, approval was given to Form 20-F of the fiscal year ended December 31, 2016, as well as its respective submission to Securities and Exchange Commission – SEC.

5.2         Approval of the Annual Report – 2016. Approval was given to the Annual Report of the fiscal year ended December 31, 2016.

The present resolutions were taken based on the materials presented to the Board of Directors which were filed at the Company´s head office.

The Company Directors are hereby authorized to carry out all and any acts and sign all and any documents needed for the implementation of the resolutions now approved.

6.            Approval and Signature of the Minutes: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up and, having been read and found correct, were signed by all those present. Signatures: Presiding Board: Mr. Abílio dos Santos Diniz – Chairman; Mrs. Larissa Brack – Secretary. Members: Messieurs Abílio dos Santos Diniz, Renato Proença Lopes, Aldemir Bendine, Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Vicente Falconi and Walter Fontana Filho.

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BRF S.A.

Publicly Held Company

CNPJ Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON APRIL 25, 2017

I certify that the present minutes are an accurate true copy of the original which is filed in Book Number 5, pages 139 and 140 of the minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

____________________________________

Larissa Brack

Secretary

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